EXHIBIT 32

Officer Certification under 18 USC 1350

We, the undersigned Chief Executive Officer and Chief Financial Officer of AXS-One Inc. (the “issuer”), do hereby certify that this Quarterly Report on Form 10-Q fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in this Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the issuer.

AXS-ONE INC.

Date: May 14, 2004	By:	/s/ William P. Lyons
William P. Lyons
Chief Executive Officer,
President and Director

	By:	/s/ William G. Levering III
William G. Levering III
Vice President, Chief Financial Officer,
and Treasurer